HOMELAND STORES, INC.

                         EMPLOYEE STOCK BONUS PLAN

                         Effective August 2, 1996










                            TABLE OF CONTENTS


                                                                 Page
  PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

  ARTICLE I

    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  1

  ARTICLE II

    ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . . . . 16
    Section 2.1.  Eligibility. . . . . . . . . . . . . . . . . . . 16
    Section 2.2.  Periods of Eligibility . . . . . . . . . . . . . 16

  ARTICLE III

    CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 3.1.  Initial Company Contributions. . . . . . . . . . 17
    Section 3.2.  Additional Company Contributions Based on
             EBITDA. . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 3.3.  Discretionary Company Contributions. . . . . . . 18
    Section 3.4.  Participant Pre-Tax Contributions. . . . . . . . 18
    Section 3.5.  Matching Company Contributions . . . . . . . . . 19
    Section 3.6.  Additional Contributions Upon Change of
             Control of the Company . .  . . . . . . . . . . . . . 20
    Section 3.7.  Limitations on Contributions . . . . . . . . . . 21

  ARTICLE IV

    ALLOCATION OF CONTRIBUTIONS. . . . . . . . . . . . . . . . . . 24
    Section 4.1.  Establishment of Accounts. . . . . . . . . . . . 24
    Section 4.2.  Allocations to Participants' Accounts. . . . . . 24
    Section 4.3.  Overall Annual and Cumulative
             Limitations . . . . . . . . . . . . . . . . . . . . . 26
    Section 4.4.  Basis for Limitation Computations. . . . . . . . 27
    Section 4.5.  Definitions for Limitation
             Computations. . . . . . . . . . . . . . . . . . . . . 27

  ARTICLE V

    VALUATION OF FUND AND ADJUSTMENTS TO ACCOUNTS. . . . . . . . . 28
    Section 5.1.  Determination of Number of Shares of Stock
             and Market Value  . . . . . . . . . . . . . . . . . . 28
    Section 5.2.  Adjustments for Net Changes in Assets. . . . . . 28
    Section 5.3.  Treatment of Expenses. . . . . . . . . . . . . . 29

  ARTICLE VI

    ROLLOVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    Section 6.1.  Direct Rollovers and Rollover
             Notices . . . . . . . . . . . . . . . . . . . . . . . 29
    Section 6.2.  Waiver of 30-Day Notice. . . . . . . . . . . . . 32

  ARTICLE VII

    VESTING AND FORFEITURES. . . . . . . . . . . . . . . . . . . . 32
    Section 7.1.  Vesting Schedule . . . . . . . . . . . . . . . . 32
    Section 7.2.  Vesting and Nonforfeitability. . . . . . . . . . 32

  ARTICLE VIII

    PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . . . . . . . 33
    Section 8.1.  Distributions to Participants. . . . . . . . . . 33
    Section 8.2.  Distributions to Beneficiaries . . . . . . . . . 34
    Section 8.3.  Distributions in Shares of Stock . . . . . . . . 34
    Section 8.4.  Delay in Benefit Determination . . . . . . . . . 35
    Section 8.5.  Accounting for Benefit Payments. . . . . . . . . 35
    Section 8.6.  Designation of Beneficiaries . . . . . . . . . . 35
    Section 8.7.  Option to Have Company Purchase Stock. . . . . . 36

  ARTICLE IX

    ORGANIZATION OF PLAN COMMITEE;
        ADMINISTRATION OF PLAN . . . . . . . . . . . . . . . . . . 38
    Section 9.1.  The Committee. . . . . . . . . . . . . . . . . . 38
    Section 9.2.  Committee Action, Rules and Expenses . . . . . . 38
    Section 9.3.  Plan Administered By Committee . . . . . . . . . 39
    Section 9.4.  Retention of Advisors and
             Service-Providers . . . . . . . . . . . . . . . . . . 40
    Section 9.5.  Instructions to Trustee, Funding
             Policy. . . . . . . . . . . . . . . . . . . . . . . . 40
    Section 9.6.  Valuation of Stock . . . . . . . . . . . . . . . 40
    Section 9.7.  Voting of Stock. . . . . . . . . . . . . . . . . 41
    Section 9.8.  Power of Delegation. . . . . . . . . . . . . . . 41
    Section 9.9.  Communication By Committee . . . . . . . . . . . 41
    Section 9.10. Reports of the Committee . . . . . . . . . . . . 42
    Section 9.11. Resignation or Removal of Committee
             Member. . . . . . . . . . . . . . . . . . . . . . . . 42

  ARTICLE X

    CLAIMS PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . 42
    Section 10.1.  Claim for Benefits. . . . . . . . . . . . . . . 42
    Section 10.2.  Request for Additional Information. . . . . . . 43
    Section 10.3.  Committee Claim Determination . . . . . . . . . 43
    Section 10.4.  Extension of Claim Processing Time. . . . . . . 44
    Section 10.5.  Claims Appeal Procedure . . . . . . . . . . . . 45
    Section 10.6.  Submission of Comments By Claimant. . . . . . . 45
    Section 10.7.  Extension of Claim Appeal Processing
              Time. . . . . .  . . . . . . . . . . . . . . . . . . 46
    Section 10.8.  Claimant's Right to a Conference. . . . . . . . 46

  ARTICLE XI

    TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    Section 11.1.  Creation of Trust Fund. . . . . . . . . . . . . 46
    Section 11.2.  No Right to Assets. . . . . . . . . . . . . . . 47
    Section 11.3.  Benefits Provided Solely By Trust . . . . . . . 47

  ARTICLE XII

    AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE XIII

    TERMINATION; DISCONTINUANCE OFCONTRIBUTIONS; MERGER OF
      PLANS; ADOPTION CONDITIONED UPON QUALIFICATION . . . . . . . 48
    Section 13.1.  Right to Terminate Plan . . . . . . . . . . . . 48
    Section 13.2.  Discontinuance of Contributions . . . . . . . . 49
    Section 13.3.  Evidence of Termination . . . . . . . . . . . . 49
    Section 13.4.  Merger of Plans . . . . . . . . . . . . . . . . 49
    Section 13.5.  Plan Adoption Conditioned Upon Qualification. . 50

  ARTICLE XIV

    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 51
    Section 14.1.  Alternative Payees in the Event of
              Incapacity . . . . . . . . . . . . . . . . . . . . . 51
    Section 14.2.  Nonassignment of Benefits, Qualified Domestic
              Relations Orders. . .  . . . . . . . . . . . . . . . 51
    Section 14.3.  Plan Creates No Employment Rights . . . . . . . 52
    Section 14.4.  Limit on Company Liability. . . . . . . . . . . 53
    Section 14.5.  Nondiversion of Assets. . . . . . . . . . . . . 53
    Section 14.6.  Missing Participants and
              Beneficiaries . . . . .  . . . . . . . . . . . . . . 54
    Section 14.7.  Indemnification of Committee Members. . . . . . 55
    Section 14.8.  Plan Headings . . . . . . . . . . . . . . . . . 55
    Section 14.9.  Number and Gender . . . . . . . . . . . . . . . 55
    Section 14.10. Separability of Provisions. . . . . . . . . . . 56
    Section 14.11. Interpretation of Provisions. . . . . . . . . . 56




                                PREAMBLE


            This Plan shall be known as the "Homeland Stores, Inc. Employee Stock Bonus Plan". The object of the Plan is to provide certain Bargaining Unit Employees of Homeland Stores, Inc. with an ownership interest in Homeland Stores, Inc. The Plan is intended to be qualified as a stock bonus plan under Section 401(a) of the Code.


                                ARTICLE I

                               DEFINITIONS

        Section 1.1 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under
  Section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.
        Section 1.2 "Affiliate" shall mean any entity affiliated with the Company as described in Section 414(b) of the Code with respect to controlled groups of corporations, Section 414(c) of the Code with respect to trades or businesses under common control, Section 414(m) of the Code with respect to affiliated service groups, or regulations which may be prescribed under Section 414(o) of the Code with respect to any entity required to be aggregated with the Company pursuant to regulations under such Section of the Code; except that, for purposes of applying the provisions of Sections 4.3, 4.4 and 4.5 with respect to the limitations on contributions, Section 415(h) of the Code shall apply.
        Section 1.3 "Bargaining Unit Employee" shall mean an individual who, following the completion of the Employee Buyout Plan (as defined in the Collective Bargaining Agreements), performs services for the Company in an employer-employee relationship on a regular and non-temporary basis, and who is in a bargaining unit covered by a Collective Bargaining Agreement. For purposes of computing the number of Years of Vesting Service to be credited to a Bargaining
  Unit Employee, any period during which the Bargaining Unit Employee was a Leased Employee of the Company, and any period of employment with (or as a leased employee of) any other corporation, partnership, or proprietorship which is not the Company, shall be taken into account to the same extent it would have been if it had been employ-ment by the Company, but only to the extent that (i) the other corpo-ration, partnership, or proprietorship is or was, at the time such employment occurred, an Affiliate or (ii) such employment constitutes service with a predecessor employer within the meaning of Sec-tion 414(a) of the Code. The term Bargaining Unit Employee does not include any such person employed on a temporary or casual basis. A person otherwise regularly employed by the Company shall be deemed to continue to be regularly employed by the Company if such person is on Leave of Absence.
        Section 1.4 "Beneficiary" shall mean the person or persons (including a trust or estate) who are entitled to receive any benefit payable hereunder by reason of the death of a Participant, as designated pursuant to Section 8.6.
        Section 1.5 "Board" shall mean the Board of Directors of the Company.
        Section 1.6 "Change of Control" shall mean a change of control as defined in the Indenture Agreement, dated as of August 2, 1996, by and among the Company, Homeland Holding Corporation and Fleet
  National Bank.
        Section 1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended.
        Section 1.8 "Collective Bargaining Agreements" shall mean the modified union agreement between United Food & Commercial Workers
  Union, Locals No. 76, 322, 340, 540, 1000, chartered by the United
  Food and Commercial Workers International Union, and the Company effective as of August 4, 1996, the AFL-CIO agreement between the Company and the Bakery Confectionery & Tobacco Workers Union, Local
  No. 173 effective as of August 4, 1996.
        Section 1.9 "Committee" shall mean the committee appointed in accordance with Article IX.
        Section 1.10 "Company" shall mean Homeland Stores, Inc., or any successor corporation by merger, purchase, consolidation or otherwise.
        Section 1.11 "Compensation" shall mean a Bargaining Unit Employee's total taxable compensation from the Company for the Plan Year;
  provided, however, that Compensation shall not include any amounts in excess of $150,000 (or such other amount as may be determined from time to time under Section 401(a)(17) of the Code).
        Section 1.12  "Computation Period" shall mean the Plan Year.
        Section 1.13 "EBITDA" shall have the meaning ascribed thereto in the New Bank Credit Agreement, dated as of August 2, 1996.
        Section 1.14 "Effective Date" shall mean August 2, 1996, the Effective Date as defined in the Company's First Amended Joint Plan of Reorganization dated June 13, 1996.
        Section 1.15 "Employment Commencement Date" shall mean the date on which a Bargaining Unit Employee first performs an Hour of Service for the Company.
        Section 1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
        Section 1.17 "Highly Compensated Employee" shall mean, with respect to a Plan Year, any employee (and any Leased Employee of the Company) who during the Plan Year or the preceding Plan Year:
        (a) was an owner of more than five percent of the value of outstanding stock, or of stock possessing more than five percent of the total combined voting power of all stock, of the Company which is a corporation, or of more than five percent of the capital or profits interest of the Company which is not a corporation; or
        (b) received compensation from the Company in excess of $75,000 (or such other amount determined from time to time under Section 414(q)(l) of the Code); or
        (c) received compensation from the Company in excess of $50,000 (or such other amount determined from time to time under Section 414(q)(l) of the Code) and was in the Top-Paid
    Group of Employees (as defined below) for the Plan Year; or
        (d) was at any time during the Plan Year an officer of the Company and received compensation exceeding 50 percent of the limitation in effect under Section 415(b)(l)(A) of the Code.
  An employee who for the current Plan Year, but not for the preceding
  Plan Year, is described in subsection (b), (c) or (d) above shall not be considered to be described in such subsections unless he is also one of the 100 highest paid employees of the Company for the Plan
  Year. For purposes of subsection (d) above, the number of employees counted as "officers" shall be limited to the lesser of (i) 50 or
  (ii) the greater of three or ten percent of all active employees of the Company, and, if for a Plan Year there is no officer of the Company who receives compensation exceeding 50 percent of the limitation in effect under Section 415(b)(l)(A) of the Code, the highest paid officer of the Company shall be deemed to be a Highly Compensated Employee. The "Top-Paid Group of Employees" for a Plan
  Year is the group consisting of the top twenty percent of the employees when ranked on the basis of compensation paid during the Plan Year. In determining the number of employees in the "Top-Paid
  Group of Employees" there shall be excluded any employee (i) who has been employed for less than 6 months, (ii) who normally works less than 17-1/2 hours each week or less than 6 months each year,
  (iii) who has not reached age 21, (iv) except to the extent required otherwise in regulations under Section 414(q) of the Code, whose employment is covered by a collective bargaining agreement between the Company and the employee's collective bargaining representative, or (v) who is a nonresident alien who did not receive any earned income from the Company which constitutes income from sources within the United States. If an individual is a member of the family (that is, the spouse, a lineal ascendant or descendant, or the spouse of a lineal ascendant or descendant) of an employee described in sub-section (a) above, or of an employee who is one of the ten Highly Compensated Employees paid the greatest compensation for the Plan
  Year, such individual shall not be considered to be a separate employee and such individual's compensation shall be treated as if paid to the employee described in subsection (a) above or who is one of the ten Highly Compensated Employees paid the greatest compensation for the Plan Year. For purposes of this Section 1.18, "the Company" shall include all corporations, partnerships and pro-prietorships which are Affiliates and an employee's annual compensation from all such entities shall be aggregated and shall include compensation for services which would be currently includible but for a salary reduction election under Section 125 or Sec-tion 401(k) of the Code. However, for purposes of the ownership test in subsection (a) above, each such entity shall be considered separately as the Company, and "ownership" shall be determined by applying the constructive ownership rules contained in Section 318 of the Code (but applied by substituting five percent for fifty percent in Section 318(a)(2)(C) of the Code).
        Section 1.18  "Hour of Service" shall mean:
        (a) Each hour for which an employee is paid or is entitled to be paid for the performance of duties for the Company.
        (b) Each hour for which an employee is directly or indirectly paid or is entitled to be paid for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holidays, illness, disability, layoff, jury duty, temporary military duty, or Leave of Absence. However, no more than 501
    Hours of Service shall be credited under this subsection (b) for any single continuous period during which an employee performs no duties (whether or not such period occurs in a single Computation Period). Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an employee for medical expenses.
        (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded to the employee or agreed to by the Company. However, no more than 501 Hours of Service shall be credited under this subsection (c) for any single continuous period during which an employee would not have performed any duties.
        (d) Solely for purposes of determining whether an employee has incurred a Break in Service, an employee who is not otherwise credited with an Hour of Service under sub-section (a), (b) or (c) above shall be credited with an Hour of Service for each additional hour that is part of an employee's customary work week with the Company during which the employee is on a Leave of Absence, provided the employee resumes employment with the Company upon the expiration of such Leave of Absence.
        (e) Notwithstanding the foregoing, Hours of Service shall be credited in any Computation Period only under one of paragraphs (a), (b), (c) and (d) above; an employee may not receive double credit for the same Computation Period.
        (f) If the Company finds it impractical to count the actual Hours of Service for any class or group of employees, each employee in that class or group shall be credited with 10
    Hours of Service for each day in which he has at least one Hour of Service. However, an employee shall be credited only for his normal working hours during a paid absence.
        (g) Hours of Service to be credited on account of payment to an employee (including back pay) shall be recorded in the period of service for which the payment was made. If the period overlaps two or more Computation Periods, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Com-putation Periods. However, in the case of periods of 31 days or less, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Computation Period or the second.
        (h) In all respects an employee's Hours of Service shall be counted as required by Section 2530.200b-2 of the Department of Labor's regulations under Title I of ERISA which is incorporated herein by this reference.
        Section 1.19 "Initial Outstanding Shares" shall mean 522,222 shares of Stock.
        Section 1.20 "Leave of Absence" shall mean the interruption of the actual performance of services for and with the approval of the Company on account of (i) governmental service, sickness, disability, education or other cause interfering with the ability of such individual to perform services for the Company, (ii) the first 12 weeks of any leave approved in writing, under uniform and non-discriminatory rules in accordance with the Family Medical Leave Act of 1993, or (iii) any other approved Leave of Absence which is in accordance with the Collective Bargaining Agreements.
        Section 1.21 "Leased Employee" shall mean a person who is performing services for the Company (and is not a common-law employee of the Company) if:
        (a) such services are provided pursuant to an agreement between the Company and any other entity (hereinafter referred to as the "leasing organization"),
        (b) such person has performed the services for the Company (or a related company within the meaning of Section
    144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year, and
        (c) such services are of a type historically performed, in the business field of the Company, by its employees.
        Notwithstanding the foregoing, a person shall not be considered a Leased Employee if (i) he is covered by a plan maintained by the leasing organization that constitutes a safe harbor plan under Section 414(n)(5) of the Code and (ii) Leased Employees do not constitute more than 20% of the Company's non-highly compensated work force. In applying the provisions of this paragraph, the Company may rely upon a written certification by the leasing organi-zation as to whether a person is covered by a plan of the type described.
        Section 1.22 "Matching Company Contributions" shall mean Company Contributions made pursuant to Section 3.5.
        Section 1.23 "Maternity or Paternity Absence" shall mean a period during which an employee is absent from work (i) by reason of the employee's pregnancy, (ii) by reason of the birth of a child of the employee, (iii) by reason of the placement of a child with the employee in connection with the employee's adoption of the child, or
  (iv) for purposes of caring for a child described in clause (ii) or
  (iii) above for a period beginning immediately following the birth or placement. In no event shall an employee be considered to have been on a Maternity or Paternity Absence unless the employee timely pro-vides the Committee with sufficient information to establish that the employee's absence from work was on account of a Maternity or Paternity Absence and the number of days of such Maternity or Paternity Absence.
        Section 1.24 "Normal Retirement Age" shall mean the age of the Participant on the date on which occurs his Normal Retirement Date.
        Section 1.25 "Normal Retirement Date" shall mean the first to occur of (i) the last to occur of (A) a Participant's 65th birthday or (B) the fifth anniversary of the Participant's initial participation in the Plan or (ii) the Participant's mandatory retirement date under any retirement plan maintained by the Company or an Affiliate.
        Section 1.26 "Participant" shall mean any Bargaining Unit Employee who meets the requirements for eligibility under Article II or who has a Stock Account balance under the Trust.
        Section 1.27 "Plan" shall mean the Homeland Stores, Inc. Employee Stock Bonus Plan, as described herein or hereinafter amended.
        Section 1.28 "Plan Administrator" shall mean the Committee described in Article IX of the Plan.
        Section 1.29 "Plan Year" shall mean for the first Plan Year the short period beginning on the Effective Date and ending on December
  31, 1996 and for any Plan Year after the first Plan Year, the 12-month period beginning on January 1 and ending on December 31.
        Section 1.29 "Re-Employment Commencement Date" shall mean the first date following a Termination of Employment on which a Bargaining Unit Employee performs an Hour of Service for the Company.
        Section 1.30 "Stock" shall mean shares of common stock of the Homeland Holding Corporation, the parent company of Homeland Stores,
  Inc.
        Section 1.31 "Stock Account" shall mean a separate account reflecting a Participant's interest in the Stock held in the Trust.
  Each Participant's Stock Account shall be consist of the following
  Sub-Accounts:
        (a) A "Company Contribution Account" shall be maintained for each Participant which reflects the Company Contributions allocated to the Participant pursuant to Sections 3.1 and 3.2, adjusted for earnings and losses attributable to the investment thereof.
        (b) A "Profit Sharing Company Contribution Account" shall be maintained for each Participant which reflects Company Contributions pursuant to Section 3.3, adjusted for earnings and losses attributable to the investment thereof.
        (c) A "Pre-Tax Employee Contribution Account" shall be maintained for each Participant which includes the Pre-Tax
  Contributions made by the Company on behalf of the Participant pursuant to Section 3.4, adjusted for earnings and losses attributable to the investment thereof.
        (d) A "Matching Company Contribution Account" shall be maintained for each Participant which reflects the Matching Company Contributions allocated to the Participant pursuant to Section 3.5, adjusted for earnings and losses attributable to the investment thereof.
        (e) An "After-Tax Contribution Account" shall be maintained for each Participant which includes the Participant's
  After-Tax Contributions, adjusted for earnings and losses attributable to the investment thereof.
        Section 1.33 "Termination of Employment" shall mean (a) the resignation of a Bargaining Unit Employee for any reason, (b) the dismissal of a Bargaining Unit Employee for any reason, or (c) the death or retirement of a Bargaining Unit Employee, including a cessation of employment on account of Total Disability. Transfers by a Bargaining Unit Employee from employment by any The Company to employment by another employer shall not be regarded as a Termination of Employment as long as such Bargaining Unit Employee is still performing substantially the same services for the successor employer.
        Section 1.34 "Totally Disabled" or "Total Disability" shall mean a disability which entitles a Participant to benefits under the Company's Long-Term Disability Income Plan. Any determination of whether a Participant is Totally Disabled shall be made under rules uniformly applied to all Participants.
        Section 1.35 "Trust" shall mean the legal entity created by the Trust Agreement (and any amendments thereto) between the Company and the Trustee.
        Section 1.36 "Trust Agreement" shall mean the agreement between the Company and the Trustee establishing the Trust, as may be amended from time to time.
        Section 1.37 "Trust Fund" shall mean all property, real or personal, received or held by the Trustee as part of the Trust, plus all income and gains and minus all losses, expenses, and distributions chargeable thereto.
        Section 1.38 "Trustee" shall mean any corporation, individual or individuals who shall accept the appointment as Trustee to execute the duties of the Trustee as specifically set forth in the Trust Agreement.
        Section 1.39 "Valuation Date" shall mean the last day of each Plan Year and such other date or dates during the Plan Year as may be designated as such by the Committee.
        Section 1.40 "Year of Vesting Service" shall mean any Plan Year beginning on or after the Effective Date during which a Bargaining
  Unit Employee is credited with at least an Hour of Service.

                               ARTICLE II
                     ELIGIBILITY AND PARTICIPATION

        Section 2.1 Eligibility. Each person who is a Bargaining Unit Employee on the Effective Date shall become a Participant in the Plan on the Effective Date. Any person who becomes a Bargaining Unit Employee of the Company after the Effective Date shall become a Participant in the Plan on the January 1 or July 1 following the date on which he first becomes a Bargaining Unit Employee.
        Section 2.2 Periods of Eligibility. A Bargaining Unit Employee who becomes a Participant in accordance with Section 2.1 shall continue to be eligible to receive contributions under the Plan until the earlier to occur of (i) his Termination of Employment or (ii) the date he is no longer a Bargaining Unit Employee. For this purpose, a Bargaining Unit Employee who previously satisfied the initial eligibility requirements of Section 2.1, but who either ceased to be a Bargaining Unit Employee or terminated employment, shall enter or re-enter the Plan, as the case may be, as of either (i) the next January 1 or July 1, after he again becomes a Bargaining Unit
  Employee, if the Bargaining Unit Employee was not previously a Participant, or (ii) the Bargaining Unit Employee's Re-employment Commencement Date or the date the Bargaining Unit Employee again satisfies the eligibility requirements of Section 2.1, as the case may be, if he was previously a Participant.

                               ARTICLE III
                              CONTRIBUTIONS

        Section 3.1 Initial Company Contributions. As soon as practicable following the completion of the Employee Buyout Plan and as of each of the first two anniversaries thereof, the Company shall contribute to the Trust 58,025 shares of Stock.
        Section 3.2   Additional Company Contributions Based on
  EBITDA.
        (a) If the Company's EBITDA for the period beginning on the Effective Date and ending on the day immediately prior to the first anniversary of the Effective Date exceeds $25 million, then the Company shall contribute to the Trust, as soon as practicable following the first anniversary of Effective Date, 58,025 shares of Stock.
        (b) If the Company's EBITDA for the period beginning on the first anniversary of the Effective Date and ending on the day immediately prior to the second anniversary of the Effective Date exceeds $27.5 million, then the Company shall contribute to the Trust, as soon as practicable following the second anniversary of Effective Date, 58,025 shares of Stock.
        (c) If the Company's EBITDA for the period beginning on the second anniversary of the Effective Date and ending on the day immediately prior to the third anniversary of the Effective Date exceeds $30.25 million, then the Company shall contribute to the Trust, as soon as practicable following the third anniversary of Effective Date, 58,025 shares of Stock.
        Section 3.3 Discretionary Company Contributions. In addition to contributions made pursuant to Sections 3.1 and 3.2 above, the Company, in its sole discretion, may make additional contributions of cash or Stock to the Plan.
        Section 3.4 Participant Pre-Tax Contributions. Within 30 days (or such greater or lesser period as the Committee shall determine, subject to all applicable laws) after the completion of the Employee Buyout Plan, and each of the first two anniversaries thereof, each Participant who is employed by the Company or on a Leave of Absence as of such date, shall be entitled to enter into a salary reduction agreement with the Company pursuant to which the Employee's salary shall be reduced by an amount and the Company shall contribute Stock to the Plan on behalf of the Employee, with a value (determined in accordance with Section 9.6) equal to the amount the Participant so elects up to the Applicable Limit. For purposes of the paragraph the Applicable Limit (determined on an aggregate basis for all Participants) shall mean 58,025 shares of Stock. If, as of the beginning of the Plan Year, the Participants (in the aggregate) have elected to reduce their salary in an amount in excess of the Applicable Limit, then the Participant's election with the highest salary reduction request shall be reduced by the dollar amount required to cause such Participant's salary reduction request to equal the salary reduction request of the Participant with the next highest salary reduction request. If a lesser reduction would enable the aggregate amount of Stock requested to be purchased by the Company and contributed on behalf of the Participants not to exceed the Applicable Limit, then only this lesser reduction shall be made. This process is repeated until the Applicable Limit is not exceeded.
        Section 3.5 Matching Company Contributions. With respect to any Bargaining Unit Employee who makes a timely contribution pursuant
  Section 3.4, the Company shall make a Matching Company Contribution in the form of Stock, as soon as practicable after the end of each period during which Bargaining Unit Employees can make a contribution under such Section, equal to 33 1/3% of the amount actually contributed by the Participant pursuant to Section 3.4. Any such matching contribution shall be allocated to each Participant's Matching
  Company Contribution Account in accordance with Article IV of the Plan.
        Section 3.6 Additional Contributions Upon Change of Control of the Company. In the event of a Change of Control of the Company:
        (a) The Company shall contribute the number of shares of Stock that have been contributed under Sections 3.1, 3.2 and 3.5, on behalf of Participants on the date of the Change of Control (or as soon as practicable thereafter) on behalf of such Participants whether or not the criteria applicable to such contributions set forth in Sections 3.1, 3.2 and 3.5, respectively, have been satisfied. Contributions pursuant to this paragraph 3.6(a) shall be allocated in accordance with Article 4 and the Participants receiving such contributions shall be immediately vested in any Stock allocated to their Stock Account.
        (b) In addition to paragraph (a) above, the Company shall contribute Stock or cash (at the option of the Company) on the date of the Change of Control (or as soon as practicable thereafter), on the Participant's behalf, in an amount equal to 174,074 shares of Stock (3 1/3% of Initial Outstanding Shares) less the value of any amount that the Company has previously contributed pursuant to
  Section 3.5 hereof. The additional contribution made pursuant to this Section 3.6(b) shall be allocated to all Participants who are Bargaining Unit Employees on the date of the Change in Control on a per capita basis.
        (c)  If any contributions provided for in this Section
  3.6 cannot be allocated to a Participant because of the limitations set forth in Sections 3.7 and 4.3, then such Participant's allocation shall be reduced by the amount required to cause the Participant not to exceed such limits. Any amount that is reduced under this paragraph (c) shall be reallocated to the remaining Participants who are Bargaining Unit Employees on the date of the Change in Control on a per capita basis.
        Section 3.7   Limitations on Contributions.
        (a)  No Participant shall be permitted elect to receive
  Company contributions under Section 3.4 of the Plan during any calendar year in excess of $9,500 (adjusted by the Adjustment
  Factor). If a Participant's contributions to the Plan and to any other plan, contract or arrangement maintained by the Company during any calendar year would exceed $9,500 (as adjusted by the Adjustment Factor), the contributions will be deemed to be after-tax contributions in accordance with Regulation Section 1.402(a)-1(d)(1) and will be credited to the Participant's After-Tax Contribution Account.
        (b) The Company shall have the right, as and to the extent that it, in its discretion, deems necessary or appropriate, to limit contributions by any Highly Compensated Employee to the extent necessary to assure that the Average Actual Deferral Percentage for all Eligible Participants who are Highly Compensated Employees meets either of the following tests:
        (i) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan
    Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are not Highly Compensated
    Employees for the Plan Year multiplied by 1.25; or
        (ii) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan
    Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are not Highly Compensated
    Employees for the Plan Year multiplied by two (2), provided, that the Average Actual Deferral Percentage for Eligible
    Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are not Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.
        (c) For purposes of this Section 3.7, the following terms shall have the following meanings:
        (i)  "Actual Deferral Percentage" shall mean the ratio
      (expressed as a percentage) of Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Employee Contributions - and Compensation for such Participant shall include the contributions and Compensation of Family Members, but such Family Members shall be disregarded in determining the Actual Deferral Percentage for Eligible Participants who are not Highly Compensated Employees. For purposes of this Section 3.8 "Family Members" shall mean a Participant's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.
        (ii) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral
      Percentages of the Eligible Participants in a specified group.
        (iii)"Eligible Participant" shall mean a Covered Employee
      who is otherwise authorized under the terms of the Plan to have contribution and employer nonelective contributions allocated to the Participant's Pre-Tax Employee Contribution Account for the Plan Year.

                               ARTICLE IV
                      ALLOCATION OF CONTRIBUTIONS

        Section 4.1 Establishment of Accounts. There shall be established a Stock Account in the name of each Participant. All shares of Stock allocated to a Participant shall be credited to his appropriate sub-account in his Stock Account.
        Section 4.2   Allocations to Participants' Accounts.
        (a) As of the last day of each Plan Year, but subject to the limitations in Section 4.3, the Stock contributed, or acquired by the Plan with cash contributions from the Company during the Plan
  Year, in accordance with Section 3.1 shall be allocated among the Stock Accounts of Participants who were employed both on the date of completion of the Employee Buyout Plan and on the last day of the applicable Plan Year, on a per capita basis, except that Bargaining
  Unit Employees who are scheduled to work part-time (as defined in the Collective Bargaining Agreements) and any Bargaining Unit Employee who first becomes a Participant during such Plan Year shall receive one-half the number of shares granted to full-time Bargaining Unit Employees.
        (b)  The Stock contributed by the Company during the Plan
  Year, in accordance with Section 3.2 shall be allocated to Participants who were employed for at least six months of the applicable Plan Year and are employed on the last day of the Plan
  Year, on a per capita basis, except that Bargaining Unit Employees who are scheduled to work part-time (as defined in the Collective Bargaining Agreements) and any Bargaining Unit Employee who first becomes a Participant during such Plan Year shall receive one-half the number of shares granted to full-time Bargaining Unit Employees.
        (c)  The Stock contributed by the Company during the Plan
  Year in accordance with Section 3.3 shall be allocated among the Stock Accounts of Participants who are employed on the last day of the Plan Year, on a per capita basis, except that Bargaining Unit Employees who are scheduled to work part-time (as defined in the Collective Bargaining Agreements) and any Bargaining Unit Employee who first becomes a Participant during such Plan Year shall receive one-half the number of shares granted to full-time Bargaining Unit Employees.
        (d) The Stock contributed by the Company on the behalf of Participants during the Plan Year and pursuant to Section 3.4, shall be allocated in accordance with Participants' salary reduction agreements.
        (e)  The Stock contributed by the Company during the Plan
  Year, in accordance with Section 3.5, shall be allocated based on the ratio of each Participant's Pre-Tax Contributions pursuant to Section
  3.4 for such Plan Year to the total Pre-Tax Contributions of all Participants who made Contributions pursuant to Section 3.4 for such Plan Year.
        Section 4.3   Overall Annual and Cumulative Limitations.
        (a) Basic Limitations. The "annual addition" (as defined in Section 4.5) for any Plan Year with respect to a Partici-pant shall not exceed the least of (i) $30,000, or 25 percent of the dollar limitation in effect for such Plan Year under Section
  415(b)(l)(A) of the Code, if that is greater, (ii) 25 percent of the Participant's total compensation for the Plan Year (including bonuses, commissions and overtime pay, but excluding any amounts which would not be included in his compensation for purposes of
  Section 415 of the Code), or (iii) the maximum amount that can be allocated to the Participant without resulting in the sum of the Participant's defined benefit fraction (within the meaning of Section 415(e)(2) of the Code) and the Participant's defined contribution fraction (within the meaning of Section 415(e)(3) of the Code) exceeding 1.0 for such Plan Year. For the purpose of this Section, all defined benefit plans (whether or not terminated) of the Company and Affiliates shall be treated as a single defined benefit plan and all defined contribution plans (whether or not terminated) of the Company and Affiliates shall be treated as one defined contribution plan.
        (b) Adjustments. To the extent that the annual addition otherwise allocable to a Participant exceeds the limitation pre-scribed in this Section 4.3, the annual addition to the Stock Account of a Participant shall be reduced by such portion of such excess as the Committee determines is necessary to reduce the annual addition to an amount that complies with such limitation; provided, however, any such reduction in the annual addition under this Plan shall be made only after (x) the projected annual benefit of the Participant has been reduced to the maximum extent possible pursuant to the terms of any defined benefit plans of the Company and Affiliates (if the limit described in clause (iii) of Section 4.3(a) may be exceeded) and then (y) the maximum possible reduction is made in the annual addition to the accounts of the Participant under all other defined contribution plans of the Company and Affiliates (if any limit may be exceeded). To the extent the contributions are reduced as provided for herein, contributions made pursuant to Sections 3.4 and
  3.5 shall be reduced before any other amounts.
        Section 4.4 Basis for Limitation Computations. All computations with respect to the limitations under this Article on annual additions shall be made on the basis of each Plan Year, pursuant to the rules set forth in Section 415 of the Code and the regulations promulgated thereunder which are herein incorporated by this reference.
        Section 4.5 Definitions for Limitation Computations. As used herein, the term "annual addition" means, with respect to any Active Participant, the sum of (i) with respect to this Plan, that percentage of the Company' contributions allocated to the Partici-pant's Stock Account as of the end of the Plan Year pursuant to Sec-tion 4.3 and (ii) with respect to other defined contribution plans
  (as defined in Section 414(i) of the Code) maintained by the Company and Affiliates, (1) all contributions made by the Company and Affiliates allocable to the Participants' account and (2) all contributions made by a Participant thereunder.

                               ARTICLE V
              VALUATION OF FUND AND ADJUSTMENTS TO ACCOUNTS

        Section 5.1 Determination of Number of Shares of Stock and Market Value. Subject to Section 9.6, the Trustee, or investment manager if so designated, shall determine the current fair market value of all assets held in the Trust Fund as of each Valuation Date.
        Section 5.2 Adjustments for Net Changes in Assets. As of each Valuation Date, the Trustee shall determine the net increase or decrease in the number of shares of Stock, and the net increase or decrease in the current fair market value of all other assets held in the Trust Fund since the prior Valuation Date as follows: the number of shares of Stock credited to a Participant's Stock Account immediately after the preceding Valuation Date shall be the number or balance as adjusted for (i) payment of benefits under Article VIII during the valuation period, (ii) contributions by the Company or the Participant under Article III of the Plan, and (iii) any dividends or other distributions issued on the Stock in the Participant's Account.
  The adjustments described in this Section 5.2 shall be made each Plan Year or other valuation period designated by the Committee before any Stock or other amounts are allocated to Participants' Stock Accounts with respect to such Plan Year or valuation period pursuant to
  Section 4.3.
        Section 5.3 Treatment of Expenses. All expenses incurred by the Committee and the Trustee in connection with administering the Plan and the Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Company within 30 days of a request for such payment by the Trustee.

                               ARTICLE VI
                                ROLLOVERS

        Section 6.1   Direct Rollovers and Rollover Notices.
  Notwithstanding any provision in the Plan to the contrary that would otherwise limit a distributee's election under this Section, a Participant or other distributee under the Plan may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
        Any such election shall be made at the time and in the manner prescribed by the plan administrator and shall be subject to any uniform restrictions or limitations (permissible under Section 401(a)(31) and other applicable Code provisions) that the plan administrator may impose under rules adopted by it.
        To the extent and in the manner required by Section
  402(f) of the Code, each distributee who is to receive an eligible rollover distribution from the Plan shall be notified of the special Federal income tax provisions applicable to such distribution.
        For purposes of this Section, the following definitions shall apply:
        (a) An "eligible rollover distribution" is any lump sum payment or other distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any life annuity or other distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under
    Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
        (b) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
        (c) A "distributee" includes a Participant (whether or not he has terminated employment). In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
        (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.
        Section 6.2 Waiver of 30-Day Notice. If a Participant receives a distribution to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax
  Regulations is given, provided that:
        (a) the Plan Administrator clearly informs the Participant that such Participant has a right to a period of at least
  30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
        (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                               ARTICLE VII
                        VESTING AND FORFEITURES

        Section 7.1 Vesting Schedule. A Participant shall be fully vested at all times in his Stock Account.
        Section 7.2 Vesting and Nonforfeitability. A Participant's interest in his Stock Account which has become vested shall not be forfeited for any reason.

                               ARTICLE VIII
                            PAYMENT OF BENEFITS

        Section 8.1 Distributions to Participants. Except as otherwise provided below, any Participant who incurs a Termination of Employment may elect to receive the vested balance in his Stock Account (i) in a single lump sum as soon as practicable after the Valuation Date coincident with or next following the Participant's Termination of Employment or (ii) in up to two approximately equal annual installments (but in no event shall installment payments be permitted over a period exceeding the Participant's life expectancy) commencing as soon as practicable after the Valuation Date coincident with or next following the Participant's Termination of Employment.
        If the Participant's vested balance in his Stock Account is more than $3,500 (as valued in accordance with Section 9.6), unless the Participant elects an earlier payment, no distribution shall commence prior to the later of the date the Participant reaches Normal Retirement Age or has a Termination of Employment. Such Participant's vested balance in his Stock Account shall be distributed as soon as practicable following the Valuation Date coincident with or next following the later of the date the Participant reaches Normal Retirement Age or has a Termination of Employment. If a Participant's vested balance in his Stock Account is $3,500 or less (as valued in accordance with Section 9.6) at his Termination of Employment, the Participant shall receive an immediate lump sum distribution of such interest as soon as practicable after the Valuation Date coincident with or next following his Termination of Employment. In any event, distribution of the vested balance of a Participant's Stock Account shall commence no later than the April 1st next following the end of the calendar year in which he reaches age 70-1/2, regardless of whether he is employed on such date.
        Section 8.2 Distributions to Beneficiaries. If a Participant's employment is ended by his death, or if a Participant has any vested interest in his Stock Account at his Termination of Employment and he dies before all of his benefits are paid, his vested interest in his Stock Account shall be paid to his Beneficiary. The Beneficiary's benefits will be paid as soon as practicable in a single lump sum (as valued in accordance with Section 9.6) not later than the end of the 60-day period commencing on the first day of the Plan Year commencing on or after the date of the Participant's death.
        Section 8.3 Distributions in Shares of Stock. Except as provided in Section 8.1 or 8.2, a Participant's benefits shall be paid in shares of Stock, provided, however, that the value of any fractional share of Stock shall be paid in cash.
        Section 8.4   Delay in Benefit Determination.  If the
  Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 8.1 or 8.2, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever make-up payments may be appropriate in view of the delay.
        Section 8.5 Accounting for Benefit Payments. Any benefit payment shall be charged to the Participant's Stock Account as of the first day after the Valuation Date coincident with or next preceding the date of such benefit payment.
        Section 8.6 Designation of Beneficiaries. A Participant may designate a Beneficiary or Beneficiaries (in any order of priority) by written notice filed with the Committee, and may change his designated Beneficiary at any time by designating a new Beneficiary or Beneficiaries in the same manner, and no notice need be given to any prior designated Beneficiary; provided, however, that a Partici-pant's Beneficiary shall be the Participant's surviving spouse, if any, unless (i) such spouse consents in writing to the designation of another beneficiary acknowledging the effect of such designation and the nonspouse Beneficiary (including class of Beneficiaries or any contingent Beneficiaries) designated by the Participant, and such consent is witnessed by a notary public or the Plan Administrator, or
  (ii) it is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as prescribed by regulations issued under Section 417 of the Code. Any consent by a spouse under the preceding sentence shall be irrevocable but shall be effective only with respect to such spouse. Consent by a Participant's spouse shall not be necessary if a prior consent by the Participant's spouse expressly permits the Participant to make designations and changes without the spouse's subsequent consent. If no beneficiary as designated or provided for above shall survive a deceased Participant, the payment of any death benefit shall be made to the Participant's surviving spouse, if any, or, if none, to such of his descendants as shall survive him, if any, in equal shares, per stirpes, or, if none, to his surviving parents, or, if none, to his surviving brothers and sisters, or, if none, to his estate; and for all purposes hereof, any such Beneficiary shall be treated as if he had been designated by the Participant.
        Section 8.7 Option to Have Company Purchase Stock. Any Participant or Beneficiary who receives any Stock and any person who receives Stock from a Participant or Beneficiary by reason of the Participant's or Beneficiary's death or incompetency may require the Company to purchase such Stock for its fair market value (the "put right") as described in this Section 8.7. This put right shall apply only to the extent that Stock is not readily tradable on an established securities market in accordance with federal and state securities laws and regulations. The put right shall be exercisable by written notice to the Committee during the first 60 days after the Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days of the next Plan Year following the year of distribution. If the put right is exercised, the Trustee may, if so directed by the Committee, assume the Company's rights and obligations with respect to purchasing the Stock, provided that the Company provides the Trustee with such funds as and when needed to effect such purchases. (Any Stock repurchased by the Trustee hereunder shall be used to satisfy the Company's obligations under
  Article III and shall be allocated to Participants in accordance with the provisions of Article 4. The Company or the Trustee (if so directed by the Committee) may elect to pay for the Stock in equal periodic installments (not less frequent than annually) over a period not longer than two years from the date the put right is exercised, with interest accruing on the unpaid balance at a reasonable rate to be determined by the Committee, in its sole discretion, and the first installment to be paid not later than 30 days after the Participant exercises the put option. Nothing contained herein shall be deemed to obligate the Company to register any Stock under any federal or state securities law or to create a public market to facilitate transferability of Stock.

                               ARTICLE IX
                     ORGANIZATION OF PLAN COMMITTEE;
                         ADMINISTRATION OF PLAN

        Section 9.1 The Committee. The Plan shall be administered by a Committee composed of not less than two members, to be appointed by the Board, each of whom is a director, officer or employee of the Company. Each member of the Committee shall serve at the will of the Board and without compensation. Any person may serve in more than one fiduciary capacity with respect to the Plan. The Committee is the "named fiduciary" of the Plan within the meaning of ERISA and the "plan administrator" of the Plan within the meaning of and for the purposes of ERISA.
        Section 9.2 Committee Action, Rules and Expenses. The Committee shall appoint a chairperson and a secretary from among its members approved by a majority of its members. Any action by the Committee shall be taken by a vote of the majority of its members present at a meeting, at which at least two members are present, or signed by a majority of its members in writing without a meeting. A quorum shall consist of two members. Minutes of each meeting shall be kept and other appropriate books and records shall be maintained by the Committee. The Committee may establish such rules as may be necessary or desirable for its own operations. The proper expenses of the Committee in the performance of its duties, including fees for legal, clerical, accounting, appraisal and other services rendered to the Committee shall be paid by the Trustee out of the Trust Fund unless paid by the Company.
        Section 9.3 Plan Administered By Committee. The Committee shall administer the Plan and shall have complete control in the administration thereof. In exercising any of its discretionary powers with respect to the administration of the Plan, the Committee shall act in a uniform and nondiscriminatory manner and for the ex-clusive benefit of Participants and their Beneficiaries. The Board shall have no responsibility for the operation of the Plan, except as otherwise provided herein. The Committee shall have all powers which are reasonably necessary to carry out its responsibilities under the Plan including, but not by way of limitation, the power to construe the Plan and to determine all questions that shall arise thereunder, and shall also have all the powers elsewhere in the Plan conferred upon it. Except as otherwise provided herein, the decision of the Committee as to any disputed question arising hereunder, including questions of construction, interpretation and administration shall be final, binding and conclusive.
        Section 9.4 Retention of Advisors and Service-Providers. The Committee may employ one or more persons to render advice with regard to any responsibility it has under the Plan or Trust. The compensation of such person or persons shall be fixed by the Committee and shall be paid by the trustee out of the Trust Fund unless paid by the Company.
        Section 9.5 Instructions to Trustee, Funding Policy. The Committee shall give instructions or directions to the Trustee on all matters within the Committee's discretion under the terms of the Trust. All disbursements by the Trustee, except for the reasonable expenses of administration of the Trust, shall be made upon, and in accordance with, the written instructions of the Committee. The
  Committee shall have the power and the responsibility to establish and carry out a funding policy and method consistent with the objec-tives of the Plan and the requirements of ERISA.
        Section 9.6 Valuation of Stock. As long as shares of Stock are not readily tradable on an established securities market, the fair market value of a share of Stock as of the end of each Plan Year and as of any other time shall, to the extent required pursuant to ERISA and the Code, be determined by an independent appraiser retained for such purpose by the Committee. To the extent permitted under ERISA, the Committee shall be protected in relying upon the independent appraiser's determination of the fair market value of a share of Stock.
        Section 9.7 Voting of Stock. To the extent that Stock held by the Trust Fund is entitled to be voted, and notwithstanding the Trustee's general authority to vote any Stock held by the Trust Fund, each Participant shall be entitled to direct the Trustee as to the manner in which such voting rights with respect to the shares of Stock allocated to his Stock Account will be exercised.
        Section 9.8 Power of Delegation. The Committee may allocate among its members or delegate to any person who is not a member of the Committee any administrative responsibility which it has hereunder.
  The responsibility of the Committee with respect to the management or control of the assets of the Trust Fund may be delegated or allocated to the Trustee or to an "investment manager" within the meaning of ERISA. Any delegation or allocation of a responsibility pursuant to this Section shall be evidenced by the minutes of the meeting of the Committee at which such delegation or allocation was approved or, if no such meeting was held, by the writing under which such action was taken.
        Section 9.9 Communication By Committee. Decisions and directions of the Committee may be communicated to the Trustee, a Participant, a Beneficiary, the Company or any other person who is to receive such decision or direction by a document signed by any one or more members of the Committee (or persons other than members) so authorized, and such decision or direction of the Committee may be relied upon by the recipient as being the decision or direction of the Committee. The Committee may authorize one or more of its members, or a designee who is not a member, to sign on behalf of the entire Committee.
        Section 9.10 Reports of the Committee. The Committee shall report to the Board, not less often than annually, on the performance of its responsibilities and on the performance of any persons to whom any of its powers and responsibilities may have been delegated pursu-ant to Section 9.8.
        Section 9.11 Resignation or Removal of Committee Member. Any member of the Committee may resign by giving written notice to the Board not less than 30 days before the effective date of his resignation. Any member of the Committee may be removed, with or without cause, at any time by the Board. The Board shall fill vacancies in the Committee as soon as is reasonably possible after a vacancy occurs and, until a new appointment is made, the remaining members shall have full authority to act.

                               ARTICLE X
                            CLAIMS PROCEDURE

        Section 10.1 Claim for Benefits. Any request for a benefit payable under the Plan shall be made in writing by a Participant or Beneficiary (or an authorized representative of either of them), as the case may be, and shall be delivered to any member of the Committee. Such written request shall be deemed filed upon receipt thereof by the Committee. Such request shall be made within the time prescribed in the Plan for claiming a particular benefit or, if no time is so prescribed, within a reasonable time before payment of the benefit is to commence.
        Section 10.2 Request for Additional Information. In the event a request for benefits contains insufficient information, the Committee shall, within 15 days after receipt of such request, send a written notification to the claimant setting forth a description of any addi-tional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary. The claimant's request shall be deemed filed with the Committee on the date the Committee receives in writing such additional information.
        Section 10.3 Committee Claim Determination. The Committee shall make a determination with respect to a request for benefits within 90 days after such request is filed (or within such extended period prescribed below). The Committee shall notify the claimant whether his claim has been granted or whether it has been denied in whole or in part. Such notification shall be in writing and shall be delivered, by mail or otherwise, to the claimant within the time period described above. If the claim is denied in whole or in part, the written notification shall set forth, in a manner calculated to be understood by the claimant:
        (a)  the specific reason or reasons for the denial;
        (b) specific reference to pertinent provisions of the Plan on which the denial is based;
        (c) any additional material or information necessary for the claimant to perfect the claim as well as an explanation of why such material or information is necessary; and
        (d)  an explanation of the Plan's claim review procedure.
  Failure by the Committee to give notification pursuant to this Section within the time prescribed shall be deemed a denial of the request for the purpose of proceeding to the review stage.
        Section 10.4 Extension of Claim Processing Time. If special circumstances require an extension of time for processing the claim, the Committee shall furnish the claimant with written notice of such extension. Such notice shall be furnished prior to the termination of the initial 90-day period and shall set forth the special cir-cumstances requiring the extension and the date by which the Committee expects to render its decision. In no event shall such extension exceed a period of 90 days from the end of such initial 90-day period.
        Section 10.5 Claims Appeal Procedure. A claimant whose request for benefits has been denied in whole or in part, or his duly authorized representative, may, within 60 days after written notification of such denial, file with the Committee a written request for a review of his claim. Such written request shall be deemed filed upon receipt of same by the Committee.
        Section 10.6 Submission of Comments By Claimant. A claimant who timely files a request for review of his claim for benefits, or his duly authorized representative, may review pertinent documents (upon reasonable notice to the Committee) and may submit the issues and his comments to the Committee in writing. The Committee shall, within 60 days after receipt of the written request for review (or within such extended period prescribed below), communicate its decision in writing to the claimant and/or his duly authorized representative setting forth, in a manner calculated to be understood by the claimant, the specific reasons for its decision and the pertinent provisions of the Plan on which the decision is based. If the decision is not communicated within the time prescribed, the claim shall be deemed denied on review.
        Section 10.7 Extension of Claim Appeal Processing Time. If special circumstances require an extension of time beyond the 60-day period described above for the Committee to render its decision, such as the need for holding a conference as provided below, the Committee shall furnish the claimant with written notice of the extension required.
  Such notice shall be furnished prior to the termination of the initial 60-day period and shall set forth the special circumstances requiring the extension period. In no event shall such extension exceed a period of 60 days from the end of such initial 60-day period.
        Section 10.8 Claimant's Right to a Conference. If the claimant so requests in his timely application for review, the Committee shall schedule a conference with the claimant (and/or his duly authorized representative). Such conference shall be held at the offices of the Company at a date and time which is mutually agreed upon by the parties concerned, provided that in no event shall the conference be held more than 60 days after the Committee receives the claimant's written request for review of his claim.

                               ARTICLE XI
                               TRUST FUND

        Section 11.1 Creation of Trust Fund. The Trust Fund, created under the Trust Agreement entered into by the Company, consists of all payments to the Trustee as provided herein, together with the net increase or decrease of the Common Stock which shall be produced by the investments of the Trust Fund or the sale of any such investments, which shall be added to or deducted from the Trust Fund by the Trustee. The Trust Fund shall be held, administered and invested in the manner provided in the Trust Agreement.
        Section 11.2 No Right to Assets. All assets of the Trust Fund shall be owned by the Trustee and no asset shall be considered as belonging to any particular Account of a Participant or Beneficiary.
        Section 11.3 Benefits Provided Solely By Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Company assume no liability or responsibility therefor.

                               ARTICLE XII
                                AMENDMENTS

        The Board reserves the right at any time and from time to time, and retroactively if appropriate (including to the extent deemed necessary to meet the requirements of Section 401(a) of the Code, ERISA and any other laws), to modify or amend in whole or in part any or all of the provisions of the Plan; provided, however, that no such modification or amendment may be made which would cause or permit any part of the assets of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or which would cause any part of the assets of the Trust Fund to revert to or become the property of the Company except as provided in Section 13.5 hereof; and provided, further, that, no such modification or amendment shall be made which would substantially and adversely affect the contributions or benefits of the Participants without the written approval of the unions subject to the Collective Bargaining Agreements which are adversely affected.

                               ARTICLE XIII
                      TERMINATION; DISCONTINUANCE OF
                    CONTRIBUTIONS; MERGER OF PLANS;
                 ADOPTION CONDITIONED UPON QUALIFICATION

        Section 13.1 Right to Terminate Plan. While the Company intends to continue the Plan indefinitely, nevertheless it assumes no contractual obligation as to its continuance and the Board may terminate the Plan at any time in its discretion. Upon a termination of the Plan, no portion of the Trust Fund shall revert to the Company or an Affiliate or, after payment of all expenses of the Plan and Trust, be used for any purpose other than for the exclusive benefit of Participants and their Beneficiaries; except as provided in
  Section 13.5 hereof.
        Section 13.2 Discontinuance of Contributions. To the extent permitted by law, after a complete discontinuance of contributions by the Company, the Plan and the Trust shall continue until all Stock Accounts have been distributed. The Stock Account of each person affected by a complete discontinuance of contributions shall be distributed in any of the ways provided herein for the distribution of benefits upon a termination of employment. Such distribution may be postponed until the time it would otherwise have commenced had there been no such discontinuance; provided, however, that the Trustee shall, at the direction of the Committee, distribute the amount in the Stock Account of such persons so affected at any prior time.
        Section 13.3 Evidence of Termination. A certified copy of any resolution terminating the Plan, in whole or in part, shall be delivered to the Committee and the Trustee.
        Section 13.4 Merger of Plans. In the case of any merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation or transfer, which is not less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.
        Section 13.5 Plan Adoption Conditioned Upon Qualification. Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon an initial determination by the Internal Revenue Service that the Plan meets the qualification requirements of Section 401(a) of the Code so that the Company may deduct currently for federal income tax purposes its contributions to the Trust and so that the Participants may exclude the contributions (other than Participant After-Tax Contributions) from their gross income and recognize income only when they receive benefits. In the event that this Plan is determined by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure qualification under Section 401(a) of the Code. If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code as originally adopted or as so amended, Company's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated.

                               ARTICLE XIV
                              MISCELLANEOUS

        Section 14.1  Alternative Payees in the Event of Incapacity.
  If any person to whom a benefit is payable hereunder is a minor or if the Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Committee may cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Committee or the Trustee to see to the application of such payments. Any payments made pursuant to such power shall, as to such payment, operate as a complete discharge of the Trust Fund, the Trustee and the Committee.
        Section 14.2 Nonassignment of Benefits, Qualified Domestic Relations Orders. Except as otherwise provided by law, including pursuant to a "qualified domestic relations order" (as defined in
  Section 414(p) of the Code), the interest of any Participant or Beneficiary in the Trust Fund shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encum-brance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its discretion, may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Committee shall direct. A determination by the Committee that a domestic relations order constitutes a qualified domestic relations order shall be binding and conclusive as to all parties. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.
        Section 14.3 Plan Creates No Employment Rights. This Plan shall not be deemed to constitute a contract of employment between the Company and any employee or other person whether or not in the employ of the Company, nor shall anything herein contained be deemed to give an employee or any other person, whether or not in the employ of the Company, any right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge an employee at any time or to treat him without any regard to the effect which such treatment might have upon him as a Participant in the Plan, or any right to any payment whatsoever, except to the extent expressly provided for hereunder.
        Section 14.4  Limit on Company Liability.  No person shall have any right or interest in the Trust Fund other than as provided herein. All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Company assume no responsibility therefor. Any final payment or final distribution to any Participant or Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee, the Company, the Board and any fiduciary with respect to the Plan or Trust. The Trustee or the Committee may require any Participant or Beneficiary to execute a receipt and a general release of any and all such claims upon a final payment or final distribution, or a receipt to the extent of any partial payment or partial distribution.
        Section 14.5  Nondiversion of Assets.  Notwithstanding
  anything to the contrary contained in this Plan, or in any amendment hereto, it shall be impossible, at any time prior to the satisfaction of all liabilities with respect to the Participants or their Beneficiaries under the Plan, for any part of the Trust Fund, other than such part as is required to pay taxes and expenses of adminis-tration of the Plan, to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Benefici-aries under the Plan; provided, however, that in the event that the Committee shall certify that (i) any contribution has been made by the Company by a mistake of fact, (ii) a contribution to the Trust has been conditioned on qualification of the Plan under Section 401(a) of the Code and that such qualification has been denied or
  (iii) a contribution has been conditioned upon the deductibility thereof under Section 404 of the Code and that such deduction has been disallowed, and shall direct the return of such contribution, the Trustee shall return such contribution (or the value thereof if lower than the amount of such contribution) to the Company in accordance with such direction, but in no event shall any such return be made other than prior to the expiration of one year following the payment thereof in the case of a direction under (i) above, the denial of qualification in the case of a direction under (ii) above, or the disallowance of the deduction in the case of a direction under
  (iii) above.
        Section 14.6 Missing Participants and Beneficiaries. If a Participant or any Beneficiary cannot be located after a reasonable period of time but in any event prior to the date which such Participant's or Beneficiary's benefit would escheat under the applicable state law, such Participant's Stock Account or such Beneficiary's interest shall be forfeited. If such Participant or Beneficiary shall contact the Committee, the amount forfeited shall be restored, to the extent possible, from forfeitures arising during the then current Plan Year or otherwise by Company contributions which shall be in addition to those provided for under Article III and allocated to the restored account.
        Section 14.7  Indemnification of Committee Members.    The
  Company shall indemnify each member of the Committee, each member of the Board, and any employee of the Company to whom a fiduciary responsibility with respect to the Plan is allocated or delegated from and against all liabilities, costs and expenses (including reasonable attorneys' fees) incurred by such person as a result of an act, omission or conduct in connection with the performance of his fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except with respect to liabilities and claims arising
  from such person's own wilful misconduct or gross negligence.    the
  Company may obtain, pay for and maintain a policy or policies of insurance, the proceeds of which may be used in satisfying their obligations under this Section.
        Section 14.8 Plan Headings. The headings in this Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions hereof.
        Section 14.9 Number and Gender. In the construction of this Plan, the masculine shall include the feminine and the singular the plural, and vice versa, in all cases where such meanings would be appropriate.
        Section 14.10 Separability of Provisions. If any provision of this Plan or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Plan (and the application of such provision to any person or circumstance other than the person or circumstance to which it is held invalid) shall not be affected thereby.
        Section 14.11 Interpretation of Provisions.    The Company
  intend this Plan and the Trust to be a qualified stock bonus plan under Section 401(a) of the Code and to satisfy any applicable requirement under ERISA. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent, and to the extent not inconsistent therewith, in accordance with the laws of the State of Oklahoma.

        IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of August 2, 1996 by the Company, it has caused the same to be signed by its duly authorized officers this 2nd day of August, 1996.


                             HOMELAND STORES, INC.



                             By:


  ATTEST: